EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated 28 February 2007 (which expresses an unqualified opinion with respect to the financial statements for the year ended 31 December 2006 and includes an explanatory paragraph relating to the nature and effect of differences between International Financial Reporting Standards and accounting principles generally accepted in the United States of America) and our report dated 28 February 2007 with respect to management’s assessment of internal control over financial reporting as of 31 December 2006 and the effectiveness of internal control over financial reporting as of 31 December 2006, each of which appear in this Annual Report on Form 20-F of The Royal Bank of Scotland Group plc for the year ended 31 December 2006, in the following Registration Statements:

Form	Registration Statement No.

F-3	333-123972
S-8	333-85208
S-8	333-115726
S-8	333-120980
S-8	333-130558
S-8	333-12378
S-8	333-13700

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
24 April 2007